Exhibit 2.09


                         Dated the 25th day of June 2003




                             (2)UA(0)(Cao Lianchun)
                      (2)UAuO0(pound)Cao Longyin(pound)(C)
                              OU1/4ae|(Zhou Jiandi)
                              AEEE3/4O(Pan Songju)



                                       and



                             HARTCOURT CAPITAL, INC.
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                       AGREEMENT FOR SALE AND PURCHASE OF
                  CERTAIN INTEREST IN THE REGISTRED CAPITAL OF
                                   O-DAI1/4-IA
                                (ZHONGNAN GROUP)
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